EXHIBIT 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. UNLESS THEY ARE SOLD PURSUANT TO RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT, THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                                 PROMISSORY NOTE

$1,298,500                                                         June 28, 1996


         FOR VALUED RECEIVED, the undersigned, SHEPHERD SURVEILLANCE SOLUTIONS, INC., a Nevada corporation (the "Company"), hereby promises to pay to the order of TRILON DOMINION PARTNERS, L.L.C., a Delaware limited liability company (the "Lender"), the principal sum of ONE MILLION TWO HUNDRED NINETY EIGHT THOUSAND FIVE HUNDRED DOLLARS ($1,298,500), in lawful money of the United States of America, together with interest on the unpaid principal balance from day-to-day remaining computed from the last Interest Payment Date (as such term is hereinafter defined) until the maturity of this Note on June 28, 1999 (the "Maturity Date") at an annual rate equal to the prime rate of Chase Manhattan Bank, N.A., as announced from time to time (the "Prime Rate"), plus 4% (the "Interest Rate"), at the Lender's principal place of business located at 250 Park Avenue, New York, New York 10017, or such other address as the Lender shall notify the Company in writing.

         1. For purposes of calculating interest accrued hereon at the Interest Rate, interest on this Promissory Note (the "Note") shall be calculated on the basis of a 360 day year.

         2. Interest shall be payable quarterly in arrears on the first day of the first month of each calendar quarter ("Interest Payment Date") for the immediately preceding quarter commencing July 1, 1996. All outstanding principal and all accrued and unpaid interest on this Note shall be due and payable on the Maturity Date.

         From the date hereof until the first anniversary of such date, interest shall, at the option of the Borrower, be payable either (i) in cash, or (ii) by capitalizing the amount of such interest and adding such amount to the then


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outstanding  principal  amount of the Note as of such Interest Payment Date, and interest shall continue to accrue on such additional principal amount.

         3. Should the principal of, or any installment of the principal or interest on, this Note become due and payable on any day other than a business day, the Maturity Date thereof shall be extended to the next succeeding business day and interest shall be payable with respect to such extension.

         4. Except as herein provided, the Company waives demand for payment, presentment, protest, notice of protest and non-payment or other notice of default, notice of acceleration and intention to accelerate, and agrees that its liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or by any indulgences, or by any release or change in any security for the payment of this Note.

         5. No waiver by the Lender of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of the Lender; no delay or omission in the exercise or enforcement by the Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of the Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of the Lender.

         6. This Note is being issued pursuant to that certain Credit Agreement dated as of the date hereof between the Company and the Lender (the "Credit Agreement"). The terms of this Note include those stated in the Credit Agreement, including, without limitation, the provisions in the Credit Agreement relating to Events of Default (as such term is defined in the Credit Agreement) and remedies. This Note is subject to all such terms, and holders of this Note are referred to the Credit for a statement of such terms.

         7. Upon the occurrence of an Event of Default, the interest rate on the unpaid principal balance outstanding under this Note shall be equal to the lesser of (i) the Prime Rate plus 8%, or (ii) the maximum interest rate then permitted by law.

         8. This Note is being executed and delivered, and is intended to be performed in the State of New York. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Note.

         9. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company promises to pay all costs and expenses of collection, including, but not limited to, court cots and the reasonable attorneys' fees of the holder hereof.


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         10.  Whenever  this Note  requires  or permits any  consent,  approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given when delivered by facsimile (with confirmed receipt) or reliable courier or five (5) days after being deposited in the United States mail registered or certified, return receipt requested, addressed to the party to be notified at the address set forth below (or at such other address as may have been designated by written notice).

         11. The Company, for itself, its successors and assigns, covenants and agrees that it will not incur any secured indebtedness or indebtedness that is senior or pari passu to the indebtedness of the Company under this Note without first obtaining the written consent of the holder of this Note.

         The address for the Company for all purposes contained in this Note and for the notices hereunder shall be: 10 Aviator Way, Ormond, Florida 32174,
Attention: Mr. Thomas Makmann.

         The address of the Lender for all purposes contained in this Note and for all notices hereunder shall be: 250 Park Avenue, New York, New York 10017,
Attention: Mr. Ronald W. Cantwell.

         Executed as of the day and year first above written.

                                            SHEPHERD SURVEILLANCE
                                              SOLUTIONS, INC.


                                            By: /s/ M. Thomas Makmann
                                                   -----------------------------
                                            Name:        M. Thomas Makmann
                                            Title:       President and CEO